UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 8, 2012

Nelnet Student Loan Funding, LLC
(Exact name of registrant as specified in its charter)
Depositor of Nelnet Student Loan Trust 2003-1

Delaware	333-82280, 333-108649-03	75-2997993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street Suite 201 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Nelnet Student Loan Funding, LLC (“NSLF”) or its assignee currently intends to exercise its option to purchase all of the student loans remaining in Nelnet Student Loan Trust 2002-1 ("NSLT 2002-1") at a purchase price equal to the outstanding principal balance of the notes outstanding under the Indenture of Trust, dated May 1, 2002, by and between NSLT 2002-1 and Wells Fargo National Bank, N.A., as indenture trustee and eligible lender trustee, together with accrued interest thereon and any unpaid fees and expenses and any amounts due under any derivative product agreements.  As a result, all of the currently outstanding notes issued by NSLT 2002-1 will be redeemed at par plus accrued interest on the November 26, 2012 distribution date.

In addition, NSLF or its assignee currently intends to exercise its option to purchase all of the student loans remaining in Nelnet Student Loan Trust 2002-2 ("NSLT 2002-2") at a purchase price equal to the outstanding principal balance of the notes outstanding under the Indenture of Trust, dated September 1, 2003, by and between NSLT 2002-2 and Wells Fargo National Bank, N.A., as indenture trustee and eligible lender trustee, together with accrued interest thereon and any unpaid fees and expenses and any amounts due under any derivative product agreements.  As a result, all of the currently outstanding notes issued by NSLT 2002-2 will be redeemed at par plus accrued interest on the December 26, 2012 distribution date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: NOVEMBER 8, 2012    NELNET STUDENT LOAN FUNDING, LLC

By:    NELNET STUDENT LOAN
FUNDING MANAGEMENT
CORPORATION, as Manager

By:    /s/ TERRY J. HEIMES
Name: Terry J. Heimes
Title: Vice President